UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 23, 2009

Huntington Bancshares Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	1-34073	31-0724920
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

41 South High Street, Columbus, Ohio		43287
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-480-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 5, 2009, Huntington Bancshares Incorporated issued a press release disclosing The Huntington National Bank ("Huntington") announced the final results of its offer to purchase subordinated bank notes having an aggregate principal amount up to $400,000,000 (the "Tender Offer").

The Tender Offer expired at 11:59 p.m., New York City time, on November 19, 2009 (the "Expiration Date"). As of the Expiration Date, $370,829,000 aggregate principal amount of subordinated bank notes were validly tendered for purchase, according to information provided by Global Bondholder Services Corporation, the Depositary and Information Agent with respect to the Tender Offer. Huntington has accepted for purchase all subordinated bank notes validly tendered and not validly withdrawn. This will result in an aggregate purchase price of $338,858,121, which includes the applicable accrued and unpaid interest on those subordinated bank notes. The expected settlement date for the Tender Offer is November 23, 2009.

A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are filed herewith:
Exhibit No. - Description
99.1 - News Release of Huntington Bancshares Incorporated, dated November 20, 2009.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huntington Bancshares Incorporated

November 23, 2009	By:	/s/ Richard A. Cheap

Name: Richard A. Cheap
Title: General Counsel and Corporate Secetery

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Exhibit Index

Exhibit No.	Description

99.1	News Release of Huntington Bancshares Incorporated, dated November 20, 2009.